Exhibit 10.12

MDC PARTNERS INC.

LONG-TERM CASH INCENTIVE COMPENSATION PLAN

(As Adopted March 6, 2014)

1.  PURPOSES OF THE PLAN

This MDC Partners Inc. Long-Term Cash Incentive Compensation Plan (the “Plan”) is intended to:

(a)	provide key executives of the Company with an incentive to achieve and exceed the long-term financial objectives established by the Company;

(b)	facilitate the achievement of consolidated, forward-looking long-term performance goals by key executives;

(c)	align the motivations and performance goals of the key executives with the Company’s commercial goals and the interests of the Company’s shareholders; and

(d)	enable the Company to attract and retain executives who will pursue the long-term financial goals established by the Company.

2.  DEFINITIONS; REFERENCES

As used in the Plan, the following terms shall have the meanings indicated below:

(a)  “Award Agreement” shall mean the agreement evidencing a Participant’s Cash Award under the Plan, as in effect from time to time.

(b)  “Beneficiary” shall mean the person or entity determined to be a Participant’s beneficiary pursuant to Section 19 hereof.

(c)  “Board Of Directors” shall mean the Board of Directors of MDC; provided that, with respect to any Cash Awards of the chief executive officer of MDC, “Board of Directors” shall mean only the members of the Board of Directors who qualify as “outside directors” under Section 162(m) of the Code and who meet the independence requirements of applicable law and the listing standards of NASDAQ.

(d)  “Cash Award,” shall mean a cash award earned pursuant to the Plan and an applicable Award Agreement.

(e) “Cause” when used in connection with the termination of a Participant’s employment with the Company, shall have the meaning given to such term in any employment agreement with the Company to which the Participant is a party.  In the absence of such an agreement with the Participant, it shall mean: (i) indictment for the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud; (ii) conduct that brings or is reasonably likely to bring the Company into public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Company; (iv) negligence or willful misconduct with respect to the Company; and/or (v) habitual insobriety, or use of illicit drugs or other controlled substances following one medically supervised course of treatment for such drug or alcohol use or upon refusal to participate in such course of treatment.

(f)  “Change in Control”1 shall mean the occurrence of any of the following:

(i)          Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of fifty percent (50%) or more of the combined voting power of MDC's then outstanding voting securities (“Voting Securities”); provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities directly from MDC or by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) MDC or any Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by MDC (the “MDC Group”), (B) any member of the MDC Group, or (C) any Person in connection with a Non-Control Transaction (as such term is hereinafter defined);

(ii)         The individuals who, as of January 1, 2014, are members of the Board of Directors (the "Incumbent Board"), cease for any reason, other than due to retirement, to constitute at least two-thirds of the members of the Board of Directors; provided, however that if the election, or nomination for election by MDC's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)        The consummation of:

(A)         A merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction."  A "Non-Control Transaction" is a merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued where:

(I)         the stockholders of MDC, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(II)        the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation,

1 Definition is taken from the 2011 Stock Incentive Plan.

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(III)       no Person other than (1) any member of the MDC Group, (2) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by any member of the MDC Group, or (3) any Person who, immediately prior to such merger, consolidation or reorganization Beneficially Owns twenty-five percent (25%) or more of the then outstanding Voting Securities, owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately following such transaction;

(B)         A complete liquidation or dissolution of the Company; or

(C)         The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the MDC Group).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g)  “Class A Shares” shall mean MDC’s Class A subordinate voting shares, without par value, or any other security into which such shares shall be changed.

(h)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)  “Committee” shall mean the Human Resources & Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(j)  “Company” shall mean MDC Partners Inc. and each of its Subsidiaries, collectively.

(k)  “Disability” shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him.

(l)  “EBITDA” shall mean, for any period, the Company’s consolidated earnings before interest, taxes, depreciation and amortization, plus any non-cash charges for stock-based compensation which were deducted in the calculation of EBITDA.  For purposes of clarification, (i) EBITDA will not be adjusted for incremental EBITDA due to acquisitions with respect to the applicable year of closing any such acquisition by the Company; and (ii) in determining EBITDA, consolidated earnings shall not be reduced by compensation expenses attributable to this Plan but shall be reduced (or with respect to losses, increased), by compensation expenses attributable to any other compensation plan, program or arrangement of the Company, to the extent such expenses are recorded in accordance with GAAP.

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(m)  “Fair Market Value” shall mean, with respect to a Class A Share, as of the applicable date of determination (i) the closing sales price on the immediately preceding business day of Class A Shares as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.  In the event that the price of a Class A Share shall not be so reported, the Fair Market Value of a Class A Share shall be determined by the Committee in its absolute discretion.

(n)  “MDC” shall mean MDC Partners Inc., a corporation established under the Canadian Business Corporation Act, and any of its successors.

(o)  “Participant” shall mean any employee or consultant of the Company, including any person or company engaged to provide ongoing management or consulting services for the Company and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person, who or which is eligible to participate in the Plan and to whom one or more Cash Awards have been granted pursuant to the Plan and, following the death of any such natural person, his successors, heirs, executors and administrators, as the case may be.

(p) “Performance Measure or Measures” shall mean such performance measure or measures that are applicable to the determination of  a Participant’s Cash Award as set forth in the applicable Grant Agreement.

(q)  “Performance Period” shall mean the period of time during which the applicable performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Cash Award that is granted under the Plan.

(r)  “Plan” shall mean this MDC Partners Inc. Long-Term Cash Incentive Compensation Plan.

(s)  “Subsidiary” shall mean any corporation in which at the time of reference Tonka owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.

(t) “TSR” (total shareholder return) shall mean A minus B expressed as a percentage of B [(A-B)/(Bx100)], where A is the average per-share price of a Company's Class A stock at the end of the applicable Award Period, and B is the average per-share price of the Company's Class A stock at the beginning of the applicable Award Period.  For purposes of determining TSR, the stock price at the beginning date and end date of a Performance Period shall be the average of the closing stock prices for the twenty (20) Trading Days (as defined in the applicable Award Agreement) immediately preceding such dates as quoted on the primary exchange on which the Company’s shares are listed.  In addition, for purposes of calculations of TSR, cash dividends paid on a share of Class A stock shall be deemed to be reinvested in the Company's Class A stock on the day they are paid at the average of the high and the low per-share price of that Company’s Class A stock on that day, as quoted on the primary exchange on which the Company’s shares are listed.  The value at the end of the applicable Award Period of such Class A stock deemed purchased with cash dividends shall be added to A (above) for purposes of calculation of TSR.  If in the course of a Performance Period the outstanding shares of Class A stock of a Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment approved by the Committee shall be made to the calculation of TSR set forth above.

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(u) “Unvested” shall, when used with respect to any of the Cash Awards, mean that such Cash Awards shall then still be subject to potential forfeiture under the vesting and forfeiture provisions of the applicable Award Agreement.

(v) “Vested” shall, when used with respect to any of the Cash Awards, mean that such Cash Awards shall have ceased to be subject to potential forfeiture vesting and forfeiture provisions of the applicable Award Agreement.

3.  ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to make Cash Awards under the Plan and to interpret and construe any and all provisions of the Plan and the terms of any Cash Award (and any Award Agreement evidencing a Cash Award) granted thereunder, and to adopt and amend from time to time such rules and regulations for administering the Plan as it may deem necessary or appropriate.  Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or providing services to a person that is a Subsidiary of the Company and such person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise.  All expenses of the Plan shall be borne by the Company.  Decisions of the Committee shall be final, binding and conclusive on all parties.

For purposes of clarification and not limitation, on or after the date of grant of a Cash Award under the Plan, the Committee may (i) accelerate the date on which any such Cash Award becomes vested or payable as the case may be, or (ii) waive any conditions to the vesting or payment of any such Cash Award, as the case may be, provided that the Committee shall not take any such action to accelerate the date on which any Cash Award becomes payable if such acceleration would violate the provisions of Section 409A of the Code unless the Committee is aware of, and anticipates, such consequences of acceleration.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and MDC shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.  ELIGIBILITY

The persons who shall be eligible to participate in the Plan during a Performance Period shall be such employees or consultants of the Company, including any person or company engaged to provide ongoing management or consulting services for the Company and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person.  All Cash Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Cash Award.

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5.  PERFORMANCE MEASURES

(a)   Generally.  Unless otherwise provided in the Plan or a Participant’s Award Agreement, payment of a Cash Award granted under the Plan shall be conditioned on the attainment in the course of the applicable Performance Period of the Performance Measure or Measures set out in the applicable Award Agreement at the level or levels specified in the Award Agreement.  The Performance Measures and Performance Period of Cash Awards granted from time to time under the Plan need not be identical with respect to all the Participants.  Performance Measures may be established based upon the Company’s performance in isolation or by judging the Company’s performance relative to one or more comparator companies or upon the performance of one or more of the Company’s subsidiaries or divisions.  Unless otherwise determined by the Committee, Performance Measures shall be objectively measurable and established for a period coinciding with or ending within the applicable Performance Period.

(b)  Certain Factors and Events Excluded.  In establishing Performance Measures for Participants and in certifying the achievement of Performance Measures as of the end of a Performance Period, the Committee may include or exclude the impact of specified objective events, including any of the following: expenses as a result of restructuring or productivity initiatives, non-operating items; acquisition expenses; and any other items of gain, loss or expense that are determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or to a change of accounting principles.

(c)  Expected Performance Measures.  The Company expects that Performance Measures applicable to Cash Awards granted under the Plan shall initially consist of: (1) TSR relative to a group of comparator companies; and (2) EBITDA.

6.  DETERMINATION OF AMOUNTS OF AND ELIGIBILITY FOR CASH AWARDS.

(a)  Determination of Amount of Cash Award.  The Committee shall determine the level of achievement of the applicable Performance Measures applicable to any Cash Award granted under the Plan.  If the Performance Measures are achieved in the course of the applicable Performance Period and such achievements are certified by the Committee, then Cash Awards will be paid in amounts determined by the Committee pursuant to the Plan and the Participant’s Award Agreement.

(b)  Eligibility for Cash Awards upon Termination of Employment; Resignation.  The consequences of a Participant’s termination of employment or provision of services to the Company prior to the payment date for any Cash Award granted under the Plan shall be set forth in the applicable Award Agreement.

7.  PAYMENT OF CASH AWARD

(a)  The Company shall deduct from all payments and distributions under this Plan any required federal, state, or local government tax withholdings.

(b)  The Company may, if the Committee in its sole discretion shall so determine, offset any amounts that a Participant may owe to the Company or the Employer against any distribution of the Cash Award that would otherwise have been made to the Participant; provided that any such offset shall only be made to the extent it is permissible under Section 409A of the Code.

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8.  POWERS OF THE COMMITTEE

The Committee may, in its absolute discretion:

(a)  Notwithstanding anything to the contrary set forth herein, adjust the amount of any Cash Award to reflect extraordinary occurrences impacting performance or the level at which certain performance goals of the Company were achieved; provided, that no such adjustment may be made to the detriment of a Participant after the occurrence of a Change in Control.

(b)  Notwithstanding anything to the contrary set forth herein, adjust the amount of any Cash Award to reflect any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change; provided, that no such adjustment may be made after the occurrence of a Change in Control.

9.  NO RIGHT TO CONTINUED EMPLOYMENT OR PAYMENT.

Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence during the Award Period.  Nothing in the Plan shall be deemed to give any officer or employee of the Company any right to participate in the Plan. Any Cash Award contemplated herein shall neither require the Company to make any additional grant to such Participant or any other Participant or other person at any time nor preclude the Company from making subsequent grants to such Participant or any other Participant or other person at any time.

10.  AMENDMENT; TERMINATION

The Company may at any time, in its sole discretion, terminate or amend this Plan, provided that any such termination or amendment shall not materially impair or materially and adversely affect a Participant’s rights in respect of a previously granted and outstanding Cash Award under this Plan without such Participant’s written consent.

11.  PARTICIPATION IN OTHER PLANS

Nothing in this Plan shall be deemed to entitle a Participant to participate in, nor prohibit nor restrict any Participant participation in, any other plan, program, or arrangement maintained by the Company.

12.  PAYMENTS UPON THE DEATH OF A PARTICIPANT

Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Secretary of MDC.  In the event that the Beneficiary designated by a Participant does not survive the Participant or no valid designation has been made, such Participant’s Beneficiary shall be such Participant’s spouse or, if he has none, his estate.  In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant’s Beneficiary.  In the event the Participant’s Beneficiary is his estate, no payment shall be made unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

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13.  SECTION 409A

The intent of the Company is that the payments and benefits under this Plan shall be exempt from or paid in compliance with the provisions of Section 409A of the Code and the regulations and guidance promulgated thereunder, and to the maximum extent permitted, the Plan shall be interpreted accordingly.  Notwithstanding any provision herein to the contrary, the Committee may, in its sole discretion, change the form and timing of any distribution or otherwise modify the terms of this Plan in order to comply with applicable law, including, without limitation, in order to avoid adverse tax treatment to any Participant under Section 409A of the Code.

14.  UNFUNDED STATUS OF PLAN

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under this Plan.  To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

15.  REPAYMENT OBLIGATIONS

The Committee in its discretion may require a Participant to repay the income , if any, derived from an Award in the event of a restatement of the Company’s financial results within three years after payment of such Award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct.  The Committee will review these clawback provisions to ensure compliance with any rules or regulations adopted by the Securities and Exchange Commission or Nasdaq to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Any changes required to be made to comply with such rules or regulations will apply to any Award granted under the Plan.

15.  GOVERNING PROVISIONS

The provisions of this Plan and the applicable Award Agreement shall govern in all respects the allocation, distribution, and nature of the Cash Awards, and shall supersede all prior written agreements and negotiations and oral understandings regarding such Cash Awards, if any.

16.  GOVERNING LAW

The Plan and all rights hereunder shall be subject to any and all governmental laws, regulations and approvals that may exist from time to time.  This Plan and the rights of all persons under this Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

17.  EFFECTIVE DATE

This Plan is effective as of March 6, 2014.

18.  MISCELLANEOUS

The right of any Participant or any Beneficiary to any payment hereunder shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

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FORM OF [CEO] 2014 AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Award Agreement”), is made as of March _, 2014 (the “Grant Date”), between the Company and NADAL MANAGEMENT LIMITED (the “Participant”).

WHEREAS, the Corporation has adopted the MDC Partners Inc. Long-Term Cash Incentive Compensation Plan (the “Plan”) for the purpose of providing selected employees and consultants of the Company with an incentive to achieve and exceed long-term financial objectives established by the Company and to align the motivation and performance goals of the key executives with the Company’s commercial goals and the interests of the Company’s stockholders;

WHEREAS, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined that it is in the best interests of the Company to make the award set forth herein, which award will vest at the time or times set forth herein, based upon the Participant’s continued employment with the Company and/or the achievement by the Company of specified financial growth targets during the Performance Period covering the Company’s calendar years 2014 – 2016, in each case as described herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.  CERTAIN DEFINED TERMS

As used herein, the following terms shall have the meanings indicated below.  Capitalized terms used in this Award Agreement but not defined herein shall have the meaning assigned to them in the Plan.

(a)  “2014 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2014 fiscal year, as determined by the Committee.

(b)  “2015 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2015 fiscal year, as determined by the Committee.

(c)  “2016 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2016 fiscal year, as determined by the Committee.

(d)  “Actual Cumulative EBITDA” shall mean the sum of the Company’s actual approved annual EBITDA for the Company’s 2014, 2015 and 2016 fiscal years, as determined by the Committee, provided that Actual Cumulative EBITDA will only take into account expenses arising from this Plan for purposes of Section 3(a)(iii).

(e)  “Applicable Payment Date” shall mean the regularly scheduled payment date set forth herein for the Time-Based Award or the Performance-Based Award, as applicable.

(f)  “Cause” shall have the meaning set forth in the Services Agreement.

(g)  “Disability” shall have the meaning set forth in the Services Agreement; provided that such event constitutes “disability” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

(h)  “EBITDA” shall have, for any period, the meaning set forth in the Plan.

(i)   “Good Reason” shall have the meaning set forth in the Services Agreement.

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(j)  “Peer Group” shall mean the pre-defined list of comparator companies set forth in Exhibit A to this Award Agreement, as the same may be amended from time to time by the Committee in its sole discretion.

(k)  “Relative TSR” shall mean the TSR of the Company compared to the TSR of the Peer Group, as determined by the Committee.

(l)  “Services Agreement” shall mean the Amended and Restated Management Services Agreement relating to the employment of Miles Nadal as Chief Executive Officer, dated as of May 6, 2013.

(m)  “Trading Day” shall mean, in respect of any issuer, a day on which the applicable issuer’s Class A stock is traded on the New York Stock Exchange or other registered national securities exchange.

(n)  “Trading Price” shall mean, in respect of a share of Class A stock, the closing sales price on the immediately preceding business day of such shares as reported on the principal securities exchange on which such shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.

2.  TIME-BASED AWARD

Subject to the Participant’s continued employment with the Company through January 1, 2015 (the “Time-Based Award Payment Date”),  the Company shall pay the Participant on such date a lump sum cash payment in the amount of $___ (the “Time-Based Award”).  Except as otherwise set forth in Section 4 of this Award Agreement, if the Participant’s employment terminates for any reason prior to the Time-Based Award Payment Date, the Participant will forfeit the Time-Based Award.

In addition, if (i) the Participant voluntarily resigns his employment with the Company without Good Reason prior to January 1, 2017, or (ii) the Participant’s employment is terminated by the Company for Cause prior to January 1, 2017, then the Participant shall be required to repay to the Company a percentage of the Time-Based Award determined on a pro rata basis based upon the number of months Participant was employed during the applicable thirty-six (36) month Performance Period.

3.  PERFORMANCE-BASED AWARD

In addition to the Time-Based Award, the Participant will be eligible to earn a performance-based cash award (the “Performance-Based Award”) in respect of the Performance Period commencing on January 1, 2014 and ending on December 31, 2016, based on the Company’s level of achievement of the Performance Measures described in this Section 3.  Except as otherwise set forth in Section 4 of this Award Agreement, any Performance-Based Award otherwise earned by the Participant hereunder will be payable in a lump sum on or prior to March 1, 2017 (the “Performance Award Payment Date”) only if the Participant remains continuously employed by the Company from the Grant Date through the Performance Award Payment Date.  All determinations required to be made hereunder shall be made by the Committee.

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(a)  EBITDA Performance-Based Award. The Participant will be eligible to earn an “EBITDA Performance-Based Award” based on the Company’s level of achievement of Actual Cumulative EBITDA for the Performance Period.  The amount of the EBITDA Performance-Based Award payable to the Participant hereunder will be determined as follows.  The EBITDA Performance-Based Award will  equal the product of (A) $[__] (the “EBITDA Award Target Amount”) multiplied by (B) the applicable “EBITDA Performance Multiplier” determined as set forth below, with the applicable EBITDA Performance Multiplier for results in between the levels set forth below to be determined based on straight-line interpolation:

(i)  If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016, in an amount equal to at least the sum of (A) 2014 EBITDA Target, plus (B) 2015 EBITDA Target, plus (C) 2016 EBITDA Target (the “Cumulative EBITDA Target”), then the EBITDA Performance Multiplier will equal one (1); and

(ii)  If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016, in an amount equal to 90% or more of the Cumulative EBITDA Target (the “Minimum EBITDA Threshold”), then the EBITDA Performance Multiplier will equal nine-tenths (0.9); and

(iii) If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016 in an amount that exceeds the Cumulative EBIDTA Target, then the EBITDA Performance-Based Award will equal the sum of  (A) the Participant’s EBITDA Target Award Amount plus (B) the applicable pro rata amount of twenty-five percent (25%) of the amount by which Actual Cumulative EBITDA exceeds the Cumulative EBITDA Target; provided that in no event will the Participant be entitled to earn an EBITDA Performance-Based Award that exceeds two (2) times the EBITDA Award Target Amount.  The applicable pro rata amount for Participant shall be calculated and determined by the Committee based upon the Participant’s Cash Award amount relative the aggregate amount of Cash Awards outstanding for the applicable Grant Date.

Notwithstanding anything to the contrary set forth herein, in the event that the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016 in an amount less than the Minimum EBITDA Threshold, then the EBITDA Performance Multiplier will equal zero (0), and no portion of the EBITDA Performance-Based Award will be payable to the Participant.

(b)  Relative TSR Performance Target. The Participant will be eligible to earn an additional “TSR Performance-Based Award” based on Relative TSR.  The Amount of the TSR Performance-Based Award payable to the Participant hereunder will equal to the product of (A) $[__] multiplied by (b) the applicable TSR Performance Multiplier determined as set forth below, with the applicable TSR Performance Multiplier for results in between the levels set forth in (i) through (iii) below to be determined based on straight-line interpolation:

(i)  In the event that the Company’s Relative TSR is at or above the 90th percentile of the Peer Group TSR, then the TSR Performance Multiplier will equal two (2);

(ii)  In the event that the Company’s Relative TSR is at or above the 75th percentile of the Peer Group TSR, then the TSR Performance Multiplier will equal one (1); and

(iii)  In the event that the Company’s Relative TSR is above the 50th of the Peer Group TSR, then the TSR Performance Multiplier will equal one-half (0.5).

Notwithstanding anything to the contrary set forth herein, the TSR Performance Multiplier will equal zero (0) in the event that the average Trading Price of a Class A Share for the 20 Trading Days preceding December 31, 2016 is less than 85% of the Trading Price of a Class A Share as of the Grant Date (the “Share Price Hurdle”).  In addition, the TSR Performance Multiplier will equal zero (0) if the Company’s Relative TSR is at or below the 50th percentile of the Peer Group TSR, and no portion of the TSR Performance-Based Award will be payable to the Participant.

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Finally, in the event that (a) the Company achieves the Share Price Hurdle, (b) the Company’s Relative TSR is at or above the 75th percentile compared to the Peer Group TSR and (c) the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding December 31, 2016 is equal to or greater than 150% of the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding the Grant Date, then the TSR Performance Multiplier will equal 3; provided, that in the event of any stock split, stock dividend, reverse stock split or other change in the capitalization of the Company following the Grant Date, the Committee may in its discretion make appropriate adjustments to the percentage reflected in (c).

4.  EFFECT OF TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

(a) Termination For Cause; Resignation.  For purposes of clarification, in the event the Participant’s employment with the Company is terminated prior to the Applicable Payment Date by the Company for Cause or by the Participant other than due to death, Disability, Good Reason or Retirement, any unpaid portion of the Time-Based Award or Performance-Based Award will be immediately forfeited as of such termination.

(b)  Termination Without Cause or for Good Reason.  If the Company terminates the Participant’s employment without Cause or the Participant terminates his employment for Good Reason prior to the Applicable Payment Date, then (i) a pro-rata portion of the Time-Based Award will vest determined based on the number of days in 2014 preceding such termination of employment and will pay out on the Applicable Payment Date and (ii) in respect of the Performance-Based Award, (A) if such termination occurs prior to December 31, 2014, a pro-rata portion of such Performance-Based Awards will vest based on the portion of active employment completed prior to such termination, and calculating the value of such Performance-Based Awards assuming that the applicable EBITDA Performance Multiplier and TSR Performance Multiplier is 1, and (B) if such termination occurs on or after January 1, 2015, a pro-rata portion of such Performance-Based Awards will vest based on actual performance up to and including the last day of the completed fiscal year immediately preceding such termination, and, in either such case, payment of the Performance-Based Award will be made on the Applicable Payment Date.

(c)  Termination upon Disability or Death.  If the Participant’s employment terminates by reason of his death or Disability prior to the Applicable Payment Date, then (i) his Time-Based Award will vest in full and be paid as of the date of such death or Disability and (ii) in respect of the Participant’s Performance-Based Awards, such Performance-Based Awards will vest in full with the payment level determined based on actual performance up to and including the last day of the completed fiscal year immediately preceding the year in which such termination due to death or Disability occurs, and, in either such case, payment of the Performance-Based Award will be made on the Participant’s death or Disability.

(d) Termination upon Retirement. If the Participant terminates employment with the Company due to retirement prior to the Applicable Payment Date, then subject to the Participant’s compliance with any restrictive covenants set forth in the Services Agreement or other relevant agreements or arrangements covering the Participant, the Participant will vest in full in the Time-Based Award and receive payment of such Time-Based Award on the Applicable Payment Date and the Participant will vest in the portion of the Performance-Based Award in which he would have vested had he remained employed by the Company through the Applicable Payment Date based on actual Company performance, and such Performance-Based Award earned by the Participant, if any, will be paid on the Applicable Payment Date.  [APPLIES TO CEO ONLY]

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(e)  Change of Control.  Upon a Change in Control prior to the Applicable Payment Date, (i) the Time-Based Award will fully vest and become payable on the Change in Control, subject to the Participant’s continued employment with the Company through such Change in Control, (ii) the EBITDA Performance-Based Award will vest and be payable on such Change in Control, with the amount of such EBITDA Performance-Based Award that is payable determined using the greater of (A) an EBITDA Performance Multiplier of 1 and (B) the EBITDA Performance Multiplier that would apply based on Actual Cumulative EBITDA for the period ended as of the Change in Control and (iii) the TSR Performance-Based Award will vest and be payable on such Change in Control, with the amount of such TSR Performance-Based Award that is payable determined using the greater of (A) a TSR Performance Multiplier of 1 and (B) the TSR Performance Multiplier that would apply based on the Company’s Relative TSR determined by using the price per Share paid in such Change in Control and comparing it to the average Trading Price of the Companies in the Peer Group for the 20 Trading Days preceding such Change in Control; provided, that, notwithstanding the foregoing, if the price per Share paid in such Change in Control is equal to or greater than 150% of the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding the Grant Date, then the TSR Performance Multiplier will equal 3.  If such Change in Control is not structured as a Share acquisition and/or there is no price per Share in the Change in Control, then the price per Share paid in such Change in Control will be determined by the Committee in good faith immediately prior to such Change in Control.

5.  NO RIGHT TO CONTINUED RETENTION

Nothing in this Award Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right with respect to continuance as an employee or service provider to the Company, nor shall this Award Agreement or the Plan interfere in any way with the right of the Company to terminate the Participant’s services at any time.

6.  MODIFICATION OF AGREEMENT

Except as set forth in the Plan and herein, this Award Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waiver, but only by a written instrument executed by the parties hereto.

7.  SEVERABILITY

Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Award Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

8.  GOVERNING LAW

The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

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9.  SUCCESSORS IN INTEREST

This Award Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Award Agreement shall inure to the benefit of the Participant’s heirs, executors, administrators and successors.  All obligations imposed upon the Participant and all rights granted to the Company under this Award Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

MDC Partners Inc.

BY:
Name:
Title:

NADAL MANAGEMENT LIMITED

BY:
Name:

14

EXHIBIT A

Peer Group

WPP Plc

Omnicom Group

Interpublic Group of Companies

Clear Channel Outdoor Holdings

Aimia Inc

Valassis Communications Inc

Lama Advertising Co.

Acxiom Corp

Harte Hanks Inc.

Reachlocal Inc

Arbitron Inc

National Cinemedia Inc

Digital Generation Inc

15

FORM OF 2014 AWARD AGREEMENT [Management]

THIS AWARD AGREEMENT (the “Award Agreement”), is made as of March _, 2014 (the “Grant Date”), between the Company and [name of participant] (the “Participant”).

WHEREAS, the Corporation has adopted the MDC Partners Inc. Long-Term Cash Incentive Compensation Plan (the “Plan”) for the purpose of providing selected employees and consultants of the Company with an incentive to achieve and exceed long-term financial objectives established by the Company and to align the motivation and performance goals of the key executives with the Company’s commercial goals and the interests of the Company’s stockholders;

WHEREAS, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined that it is in the best interests of the Company to make the award set forth herein, which award will vest at the time or times set forth herein, based upon the Participant’s continued employment with the Company and/or the achievement by the Company of specified financial growth targets during the Performance Period covering the Company’s calendar years 2014 – 2016, in each case as described herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.  CERTAIN DEFINED TERMS

As used herein, the following terms shall have the meanings indicated below.  Capitalized terms used in this Award Agreement but not defined herein shall have the meaning assigned to them in the Plan.

(a)  “2014 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2014 fiscal year, as determined by the Committee.

(b)  “2015 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2015 fiscal year, as determined by the Committee.

(c)  “2016 EBITDA Target” shall mean the EBITDA target as set forth in the Company’s annual budget for the Company’s 2016 fiscal year, as determined by the Committee.

(d)  “Actual Cumulative EBITDA” shall mean the sum of the Company’s actual approved annual EBITDA for the Company’s 2014, 2015 and 2016 fiscal years, as determined by the Committee, provided that Actual Cumulative EBITDA will only take into account expenses arising from this Plan for purposes of Section 3(a)(iii).

(e)  “Applicable Payment Date” shall mean the regularly scheduled payment date set forth herein for the Performance-Based Award, as applicable.

(f)  “Cause” shall have the meaning set forth in the Employment Agreement.

(g)  “Disability” shall have the meaning set forth in the Employment Agreement; provided that such event constitutes “disability” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

(h)  “EBITDA” shall have, for any period, the meaning set forth in the Plan.

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(i)  “Employment Agreement” shall mean the Participant’s applicable employment agreement with the Company.

(j)   “Good Reason” shall have the meaning set forth in the Employment Agreement.

(k)  “Peer Group” shall mean the pre-defined list of comparator companies set forth in Exhibit A to this Award Agreement, as the same may be amended from time to time by the Committee in its sole discretion.

(l)  “Relative TSR” shall mean the TSR of the Company compared to the TSR of the Peer Group, as determined by the Committee.

(m)  “Trading Day” shall mean, in respect of any issuer, a day on which the applicable issuer’s Class A stock is traded on the New York Stock Exchange or other registered national securities exchange.

(n)  “Trading Price” shall mean, in respect of a share of Class A stock, the closing sales price on the immediately preceding business day of such shares as reported on the principal securities exchange on which such shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.

2.  [INTENTIONALLY OMITTED]

3.  PERFORMANCE-BASED AWARD

The Participant will be eligible to earn a performance-based cash award (the “Performance-Based Award”) in respect of the Performance Period commencing on January 1, 2014 and ending on December 31, 2016, based on the Company’s level of achievement of the Performance Measures described in this Section 3.  Except as otherwise set forth in Section 4 of this Award Agreement, any Performance-Based Award otherwise earned by the Participant hereunder will be payable in a lump sum on or prior to March 1, 2017 (the “Performance Award Payment Date”) only if the Participant remains continuously employed by the Company from the Grant Date through the Performance Award Payment Date.  All determinations required to be made hereunder shall be made by the Committee.

(a)  EBITDA Performance-Based Award. The Participant will be eligible to earn an “EBITDA Performance-Based Award” based on the Company’s level of achievement of Actual Cumulative EBITDA for the Performance Period.  The amount of the EBITDA Performance-Based Award payable to the Participant hereunder will be determined as follows.  The EBITDA Performance-Based Award will  equal the product of (A) $[AMOUNT] (the “EBITDA Award Target Amount”) multiplied by (B) the applicable “EBITDA Performance Multiplier” determined as set forth below, with the applicable EBITDA Performance Multiplier for results in between the levels set forth below to be determined based on straight-line interpolation:

(i)  If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016, in an amount equal to at least the sum of (A) 2014 EBITDA Target, plus (B) 2015 EBITDA Target, plus (C) 2016 EBITDA Target (the “Cumulative EBITDA Target”), then the EBITDA Performance Multiplier will equal one (1); and

17

(ii)  If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016, in an amount equal to 90% or more of the Cumulative EBITDA Target (the “Minimum EBITDA Threshold”), then the EBITDA Performance Multiplier will equal nine-tenths (0.9); and

(iii) If the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016 in an amount that exceeds the Cumulative EBIDTA Target, then the EBITDA Performance-Based Award will equal the sum of  (A) the Participant’s EBITDA Target Award Amount plus (B) the applicable pro rata amount of twenty-five percent (25%) of the amount by which Actual Cumulative EBITDA exceeds the Cumulative EBITDA Target; provided that in no event will the Participant be entitled to earn an EBITDA Performance-Based Award that exceeds two (2) times the EBITDA Award Target Amount.  The applicable pro rata amount for Participant shall be calculated and determined by the Committee based upon the Participant’s Cash Award amount relative the aggregate amount of Cash Awards outstanding for the applicable Grant Date.

Notwithstanding anything to the contrary set forth herein, in the event that the Company achieves Actual Cumulative EBITDA for the three (3) years ended December 31, 2016 in an amount less than the Minimum EBITDA Threshold, then the EBITDA Performance Multiplier will equal zero (0), and no portion of the EBITDA Performance-Based Award will be payable to the Participant.

(b)  Relative TSR Performance Target. The Participant will be eligible to earn an additional “TSR Performance-Based Award” based on Relative TSR.  The Amount of the TSR Performance-Based Award payable to the Participant hereunder will equal to the product of (A) $[AMOUNT] multiplied by (b) the applicable TSR Performance Multiplier determined as set forth below, with the applicable TSR Performance Multiplier for results in between the levels set forth in (i) through (iii) below to be determined based on straight-line interpolation:

(i)  In the event that the Company’s Relative TSR is at or above the 90th percentile of the Peer Group TSR, then the TSR Performance Multiplier will equal two (2);

(ii)  In the event that the Company’s Relative TSR is at or above the 75th percentile of the Peer Group TSR, then the TSR Performance Multiplier will equal one (1); and

(iii)  In the event that the Company’s Relative TSR is above the 50th of the Peer Group TSR, then the TSR Performance Multiplier will equal one-half (0.5).

The TSR Performance Multiplier will equal zero (0) if the Company’s Relative TSR is at or below the 50th percentile of the Peer Group TSR, and no portion of the TSR Performance-Based Award will be payable to the Participant.

Finally, in the event that (a) the Company achieves the Share Price Hurdle, (b) the Company’s Relative TSR is at or above the 75th percentile compared to the Peer Group TSR and (c) the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding December 31, 2016 is equal to or greater than 150% of the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding the Grant Date, then the TSR Performance Multiplier will equal 3; provided, that in the event of any stock split, stock dividend, reverse stock split or other change in the capitalization of the Company following the Grant Date, the Committee may in its discretion make appropriate adjustments to the percentage reflected in (c).

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4.  EFFECT OF TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

(a) Termination For Cause; Resignation.  For purposes of clarification, in the event the Participant’s employment with the Company is terminated prior to the Applicable Payment Date by the Company for Cause or by the Participant other than due to death, Disability, Good Reason or Retirement, any unpaid portion of the Performance-Based Award will be immediately forfeited as of such termination.

(b)  Termination Without Cause or for Good Reason.  If the Company terminates the Participant’s employment without Cause or the Participant terminates his employment for Good Reason prior to the Applicable Payment Date, then in respect of the Performance-Based Award, (A) if such termination occurs prior to December 31, 2014, a pro-rata portion of such Performance-Based Awards will vest based on the portion of active employment completed prior to such termination, and calculating the value of such Performance-Based Awards assuming that the applicable EBITDA Performance Multiplier and TSR Performance Multiplier is 1, and (B) if such termination occurs on or after January 1, 2015, a pro-rata portion of such Performance-Based Awards will vest based on actual performance up to and including the last day of the completed fiscal year immediately preceding such termination, and, in either such case, payment of the Performance-Based Award will be made on the Applicable Payment Date.

(c)  Termination upon Disability or Death.  If the Participant’s employment terminates by reason of his death or Disability prior to the Applicable Payment Date, then in respect of the Participant’s Performance-Based Awards, such Performance-Based Awards will vest in full with the payment level determined based on actual performance up to and including the last day of the completed fiscal year immediately preceding the year in which such termination due to death or Disability occurs, and, in either such case, payment of the Performance-Based Award will be made on the Participant’s death or Disability.

(d)  Change of Control.  Upon a Change in Control prior to the Applicable Payment Date, the EBITDA Performance-Based Award will vest and be payable on such Change in Control, with the amount of such EBITDA Performance-Based Award that is payable determined using the greater of (A) an EBITDA Performance Multiplier of 1 and (B) the EBITDA Performance Multiplier that would apply based on Actual Cumulative EBITDA for the period ended as of the Change in Control and (iii) the TSR Performance-Based Award will vest and be payable on such Change in Control, with the amount of such TSR Performance-Based Award that is payable determined using the greater of (A) a TSR Performance Multiplier of 1 and (B) the TSR Performance Multiplier that would apply based on the Company’s Relative TSR determined by using the price per Share paid in such Change in Control and comparing it to the average Trading Price of the Companies in the Peer Group for the 20 Trading Days preceding such Change in Control; provided, that, notwithstanding the foregoing, if the price per Share paid in such Change in Control is equal to or greater than 150% of the average Trading Price of a Class A Share during the twenty (20) Trading Days preceding the Grant Date, then the TSR Performance Multiplier will equal 3.  If such Change in Control is not structured as a Share acquisition and/or there is no price per Share in the Change in Control, then the price per Share paid in such Change in Control will be determined by the Committee in good faith immediately prior to such Change in Control.

5.  NO RIGHT TO CONTINUED RETENTION

Nothing in this Award Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right with respect to continuance as an employee or service provider to the Company, nor shall this Award Agreement or the Plan interfere in any way with the right of the Company to terminate the Participant’s services at any time.

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6.  MODIFICATION OF AGREEMENT

Except as set forth in the Plan and herein, this Award Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waiver, but only by a written instrument executed by the parties hereto.

7.  SEVERABILITY

Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Award Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

8.  GOVERNING LAW

The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

9.  SUCCESSORS IN INTEREST

This Award Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Award Agreement shall inure to the benefit of the Participant’s heirs, executors, administrators and successors.  All obligations imposed upon the Participant and all rights granted to the Company under this Award Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

MDC Partners Inc.

BY:
Name:
Title:

[PARTICIPANT]

BY:
Name:

20

EXHIBIT A

Peer Group

WPP Plc

Omnicom Group

Interpublic Group of Companies

Clear Channel Outdoor Holdings

Aimia Inc

Valassis Communications Inc

Lama Advertising Co.

Acxiom Corp

Harte Hanks Inc.

Reachlocal Inc

Arbitron Inc

National Cinemedia Inc

Digital Generation Inc

21